Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 21, 2012 (and February 22, 2012 with respect to Life Sciences Series), relating to the financial statements and financial highlights which appear in the December 31, 2011 Annual Reports to Shareholders of Manning & Napier Fund, Inc. - Core Bond Series, Core Plus Bond Series, Diversified Tax Exempt Series, Emerging Markets Series, Financial Services Series, High Yield Bond Series, Inflation Focus Equity Series, International Series, Life Sciences Series, New York Tax Exempt Series, Ohio Tax Exempt Series, Real Estate Series, Small Cap Series, Technology Series and World Opportunities Series, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Custodian, Independent Registered Public Accounting Firm and Counsel” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 30, 2012